UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 3, 2020

REXFORD INDUSTRIAL REALTY, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-36008	46-2024407
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11620 Wilshire Boulevard, Suite 1000
Los Angeles
California	90025
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (310) 966-1680

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols	Name of each exchange on which registered
Common Stock, $0.01 par value	REXR	New York Stock Exchange
5.875% Series A Cumulative Redeemable Preferred Stock	REXR-PA	New York Stock Exchange
5.875% Series B Cumulative Redeemable Preferred Stock	REXR-PB	New York Stock Exchange
5.625% Series C Cumulative Redeemable Preferred Stock	REXR-PC	New York Stock Exchange
 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 9, 2020, Rexford Industrial Realty, Inc. (the “Company”) and Rexford Industrial Realty, L.P. (the “Operating Partnership”) announced the appointment of Laura Clark, age 40, as Chief Financial Officer of the Company and the Operating Partnership effective as of September 1, 2020. Ms. Clark will replace Adeel Khan as Chief Financial Officer. Mr. Khan will continue to serve the Company in a transitional role to assist in the transition of his prior responsibilities to Ms. Clark.

Ms. Clark currently serves as Senior Vice President, Capital Markets at Regency Centers, a publicly traded retail real estate investment trust (REIT) and S&P 500 Index member. Ms. Clark has served in such role since 2017, after previously serving as Vice President, Financial Services at Regency Centers since 2012 where was she was the regional finance leader overseeing all operational analysis, budgeting and reporting for the company’s West region.

There are no arrangements or understandings between Ms. Clark and any other person pursuant to which Ms. Clark was selected as an officer. There are no family relationships between Ms. Clark and any other officer or director and there are no transactions in which Ms. Clark has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Employment Agreement with Laura Clark

On July 3, 2020, the Company, the Operating Partnership and Ms. Clark entered into an employment agreement (the “Employment Agreement”), pursuant to which Ms. Clark will serve as Chief Financial Officer of the Company and the Operating Partnership beginning on September 1, 2020, and will report directly to the co-Chief Executive Officers of the Company or their designee. The initial term of the Employment Agreement will end on the third anniversary of Ms. Clark's start date, or September 1, 2023.

Under the Employment Agreement, Ms. Clark will receive an annual base salary of $365,000, which is subject to review and increase at the discretion of the compensation committee of the Company’s board of directors. In addition, Ms. Clark will be eligible to receive an annual cash performance bonus opportunity targeted at 100% of Ms. Clark’s annual base salary, which is subject to review and increase at the discretion of the compensation committee of the Company's board of directors. The actual amount of any such bonus will be determined by reference to the attainment of applicable Company and/or individual performance objectives, as determined by the compensation committee of the Company’s board of directors, and may be greater or less than the target amount, or zero. Additionally, the Company expects to provide Ms. Clark a restricted stock grant of approximately $165,000, subject to her September 1, 2020 start date, with a three-year vesting period at one-third of the award on each grant anniversary date.

Ms. Clark is eligible to participate in customary health, welfare, and fringe benefit plans, and, subject to certain restrictions, healthcare benefits will be provided to her and her eligible dependents at the Company’s sole expense. Ms. Clark will accrue thirty-two days of paid time off, up to a maximum of forty-eight days of paid time off.

Pursuant to the terms of the Employment Agreement, if Ms. Clark’s employment is terminated by the Company without “cause,” or by Ms. Clark for “good reason” (each, as defined in the Employment Agreement) then, in addition to any accrued amounts, Ms. Clark will be entitled to receive the following:

•	a lump-sum payment in an amount equal to Ms. Clark’s annual base salary then in effect;

•
a pro-rata portion of Ms. Clark’s annual bonus for the partial fiscal year in which the termination date occurs, based on the achievement of any applicable performance goals or objectives, payable in a lump sum on the date on which annual bonuses are paid to the Company’s senior executives generally for such year (the “Bonus Severance”);

•	accelerated vesting of all outstanding equity awards that vest based solely on continued services to the Company and that are held by Ms. Clark as of the termination date; and

•	Company-paid healthcare continuation coverage for up to 18 months after the termination date.

Pursuant to the terms of the Employment Agreement, if Ms. Clark’s employment is terminated by reason of death or disability, Ms. Clark or her estate will be entitled to the following payments and benefits (in addition to any accrued amounts): (i) accelerated vesting of all outstanding equity awards that vest based solely on continued services to the Company and that are held by Ms. Clark as of the termination date and (ii) the Bonus Severance, payable in a lump sum on the date on which annual bonuses are paid to the Company’s senior executives generally for such year.

Ms. Clark’s right to receive the severance payments and benefits described above is subject to her delivery and non-revocation of an effective general release of claims in favor of the Company.

In addition, upon a “change in control” of the Company (as defined in the Company’s Amended and Restated 2013 Incentive Award Plan), Ms. Clark will be entitled to accelerated vesting of all outstanding equity awards that vest based solely on continued services to the Company and that are held by Ms. Clark as of the date of the change in control.

The Employment Agreement contains customary confidentiality and non-solicitation provisions.

Under the Employment Agreement, to the extent that any change in control payments or benefits would be subject to an excise tax imposed in connection with the “parachute payment” rules under Section 4999 of the Internal Revenue Code, such payments and/or benefits may be subject to a “best pay cap” reduction to the extent necessary so that Ms. Clark receives the greater of the (i) net amount of the change in control payments and benefits reduced such that these payments and benefits will not be subject to any excise tax and (ii) net amount of the change in control payments and benefits without such reduction.

The foregoing summary of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description
10.1	Employment Agreement, effective as of July 3, 2020, between Laura Clark, Rexford Industrial Realty, Inc. and Rexford Industrial Realty, L.P.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rexford Industrial Realty, Inc.

Dated: July 9, 2020	By:	/s/ Michael S. Frankel
Michael S. Frankel Co-Chief Executive Officer

Rexford Industrial Realty, Inc.

Dated: July 9, 2020	By:	/s/ Howard Schwimmer
Howard Schwimmer Co-Chief Executive Officer